UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 24, 2007

LYONDELL CHEMICAL COMPANY

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-10145 95-4160558

(Commission File Number) (I.R.S. Employer Identification No.)

1221 McKinney Street, Suite 700, Houston, Texas 77010

(Address of principal executive offices) (Zip Code)

(713) 652-7200

(Registrant's telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The descriptions set forth below are qualified in their entirety by the full text of the respective documents to which they refer, which documents are filed herewith.

Item 1.01 Entry into a Material Definitive Agreement

On January 24, 2007, Lyondell Chemical Company (the "Company"), the subsidiary guarantors party thereto, and The Bank of New York, as Trustee, entered into (1) a supplemental indenture to the Indenture for the Company's $875 million 8% Senior Unsecured Notes due 2014 and (2) a supplemental indenture to the Indenture for the Company's $900 million 8.25% Senior Unsecured Notes due 2016. The supplemental indentures revise certain references and cross-references in each of the Indentures. Each of the supplemental indentures is being filed with this Current Report on Form 8-K as Exhibits 4.29(b) and 4.30(b), respectively.

Item 9.01 Financial Statements and Exhibits

    Exhibits

4.29(b) First Supplemental Indenture dated as of January 24, 2007 among Lyondell Chemical Company, the Subsidiary Guarantors party thereto, and The Bank of New York as Trustee for 8% Senior Unsecured Notes due 2014

4.30(b) First Supplemental Indenture dated as of January 24, 2007 among Lyondell Chemical Company, the Subsidiary Guarantors party thereto, and The Bank of New York as Trustee for 8.25% Senior Unsecured Notes due 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LYONDELL CHEMICAL COMPANY

By:/s/ Kerry A. Galvin

Name: Kerry A. Galvin

Title: Senior Vice President & General Counsel

Date: January 25, 2007

INDEX TO EXHIBITS

Exhibit

Number Description

4.29(b) First Supplemental Indenture dated as of January 24, 2007 among Lyondell Chemical Company, the Subsidiary Guarantors party thereto, and The Bank of New York as Trustee for 8% Senior Unsecured Notes due 2014

4.30(b) First Supplemental Indenture dated as of January 24, 2007 among Lyondell Chemical Company, the Subsidiary Guarantors party thereto, and The Bank of New York as Trustee for 8.25% Senior Unsecured Notes due 2016